UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event         Commission File Number: 1-12358
reported): January 9, 1998


                          COLONIAL PROPERTIES TRUST
            (Exact name of registrant as specified in its charter)



                Alabama                               59-7007599
        (State of organization)                      (IRS Employer
                                                Identification Number)

        2101 Sixth Avenue North                          35203
               Suite 750                              (Zip Code)
          Birmingham, Alabama
(Address of principal executive offices)

                                (205) 250-8700
             (Registrant's telephone number, including area code)

                          COLONIAL PROPERTIES TRUST


Item 5. Other Events


     Colonial Properties Trust (the Company), an Alabama real estate investment trust whose common shares are listed on the New York Stock Exchange under the symbol CLP, owns and operates commercial real estate through Colonial Realty Limited Partnership, a Delaware limited partnership and the "Operating Partnership" of Colonial Properties Trust. Since December 31, 1997, the Company has acquired through the Operating Partnership two office properties in Alabama, one multifamily apartment community in South Carolina, and a retail property in Florida (the Acquired Properties). The following is a summary of the material terms of the transactions.

In accordance with Rule 3-14 of Regulation S-X, financial statements with respect to the retail property in Florida are being filed to keep the Company's shelf registration statement current.

Terms of Acquisition

The four Acquired Properties during 1998 contain a total of 200 apartment units,
1.1 million square feet of retail space, and 339,000 square feet of office space and were purchased at a combined purchase price of $144.7 million. The acquisitions increase the Company's multifamily portfolio to 14,003 apartment units, increase the Company's retail portfolio to 11.6 million square feet, and increase the Company's office portfolio to 2.2 million square feet. In connection with the acquisition of one of the Acquired Properties, the Company assumed an existing mortgage totaling $5.7 million. The remainder of the purchase price of the Acquired Properties was financed through advances on the Company's unsecured line of credit.

Description of
Acquired Properties

Perimeter Corporate Park--Huntsville, Alabama

On January 9, 1998, the Company acquired Perimeter Corporate Park, an office park comprised of two multi-tenant buildings in Huntsville, Alabama totaling 233,000 square feet of leasable area. Major tenants include Mevatec, Schafer Corporation, Computer Systems Technology, EER Systems Corporation, and Silicon Graphics. The purchase price of $19.5 million was funded through the assumption of $5.7 million of debt and an advance on the Company's unsecured line of credit.

 Independence Plaza--Birmingham, Alabama

On January 15, 1998, the Company acquired Independence Plaza, a 106,000 square foot office building in Birmingham, Alabama, for a purchase price of $7.5 million. Major tenants include AmSouth Bank, Cooney, Rikard & Curtain (an insurance firm) and Wall Street Deli (executive offices). The entire purchase price was funded through an advance on the Company's unsecured line of credit.

Ashley Plantation--Bluffton, South Carolina

On May 1, 1998, the Company acquired Ashley Plantation, a 200-unit apartment complex developed in 1997 on approximately 21 acres of land in Bluffton, South Carolina. The average unit size is 1,026 square feet, and the average unit market rent is $768 per month. The purchase price of $13.7 million was financed through an advance on the Company's unsecured line of credit.

Orlando Fashion Square--Orlando, Florida

 On May 29, 1998, the Company acquired Orlando Fashion Square, a 1.1 million square foot regional mall (including 361,000 square feet of tenant-owned space) in Orlando, Florida, for a total purchase price of $104 million. The mall anchors include Burdine's, Sears, Gayfers, JC Penney and General Cinemas. The entire purchase price was funded through an advance on the Company's unsecured line of credit.

                          COLONIAL PROPERTIES TRUST


Item 7.     Financial Statements and Exhibits


(a)   Financial Statements of Businesses Acquired

                                                                  Page
      Historical Summary of Revenues and Direct
      Operating Expenses of Orlando Fashion Square...................5

(b)   Pro Forma Financial Information................................9

 (c)   Exhibits

      23.1  Letter re:  Consent of Independent Accountants...........18

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees and Shareholders of Colonial Properties Trust:

We have audited the Historical Summary of Revenues and Direct Operating Expenses of the Orlando Fashion Square (the Property) as defined in Note 1 for the year ended December 31, 1997. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary of Revenues and Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Colonial Properties Trust, and is not intended to be a complete presentation of the revenues and expenses of the Property.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Orlando Fashion Square for the year ended December 31, 1997 in conformity with generally accepted accounting principles.



                                                /s/ Coopers & Lybrand L.L.P.
                                                    COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
May 14, 1998

                           THE ORLANDO FASHION SQUARE
                              HISTORICAL SUMMARY OF
                     REVENUES AND DIRECT OPERATING EXPENSES
                              _____________________

                                                                 For the
                                                               Year Ended
                                                           December 31, 1997
                                                              -----------



Revenues:
      Base and percentage rents ...........................   $10,066,974
      CAM reimbursements ..................................     4,154,930
      Other ...............................................       159,643
                                                              -----------

                                                               14,381,547
                                                              -----------

Direct operating expenses:
      General operating expenses ..........................     1,844,340
      Salaries and benefits ...............................     1,052,769
      Repairs and maintenance .............................       534,102
      Taxes, licenses, and insurance ......................     1,851,015
                                                              -----------

                                                                5,282,226
                                                              -----------

Excess of revenues over direct operating expenses .........   $ 9,099,321
                                                              ===========





 See Notes to Historical Summary of Revenues and Direct Operating Expenses.

                          THE ORLANDO FASHION SQUARE
                        NOTES TO HISTORICAL SUMMARY OF
                    REVENUES AND DIRECT OPERATING EXPENSES



1.    Accounting Policies

      Description--The accompanying Historical Summary consists of the revenues and direct operating expenses of the Orlando Fashion Square, a retail mall (the Property), located in Orlando, Florida. Colonial Properties Trust, through Colonial Realty Limited Partnership, purchased the Property for a total of approximately $104 million.

      Basis of Presentation--The Historical Summary of Revenues and Direct Operating Expenses includes gross operating revenues, exclusive of interest income, and direct operating expenses, exclusive of mortgage and other interest expense, depreciation, amortization, management fees, non-recurring administrative expenses, and federal, state, and local income taxes.

      Income Recognition--Rental income attributable to leases is recognized on a straight-line basis over the terms of the leases.

      Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the report period. Actual results could differ from those estimates.

2.    Leasing Operations

     Minimum base rentals to be received in future periods under noncancelable operating leases extending beyond one year at December 31, 1997, are as follows:

1998                  $ 9,436,458
1999                    9,170,007
2000                    8,748,680
2001                    8,173,462
2002                    6,320,872
Thereafter             23,344,602
                      ------------

                     $ 65,194,081
                      ============

                          THE ORLANDO FASHION SQUARE
                        NOTES TO HISTORICAL SUMMARY OF
                    REVENUES AND DIRECT OPERATING EXPENSES

3.    Ground Lease Commitment

      The Property leases the land on which it is located. The lease expires in November 2092. The annual ground rent expense consists of fixed minimum annual rent (MAR) plus additional rent, as defined in the lease and related amendments. The additional rent consists of 5% of MAR, 10% of the excess of renewal rents over initial MAR, 10% of the percentage rents paid by tenants who also pay MAR and 7.5% of the percentage rents paid by tenants who do not pay MAR. The minimum annual rent payments are equal to the average minimum base rents due over the immediately preceding 3 years provided that such payments not decline more than $10,000 from one year to the next nor decline for three consecutive years. In 1997, ground rent expense of $539,414 was recorded as a component of general operating expenses.

                            COLONIAL PROPERTIES TRUST
                             PRO FORMA CONSOLIDATED
                             CONDENSED BALANCE SHEET
                                 March 31, 1998
                                   (Unaudited)


The following unaudited pro forma consolidated condensed balance sheet reflects significant transactions effected by the Company after March 31, 1998, including the purchase of two of the four Acquired Properties, and an offering of common securities to the public.

This unaudited pro forma consolidated condensed balance sheet is not necessarily indicative of the actual financial position of the Company had the transactions been completed as of March 31, 1998, nor does it purport to represent the future financial position of the Company. The unaudited pro forma consolidated condensed balance sheet and related notes should be read in conjunction with the information appearing in the Company's 1997 Annual Report as filed with the Securities and Exchange Commission on Form 10-K and with the financial statements included therein and the notes thereto and with the Company's March 31, 1998 Quarterly Report as filed with the Securities and Exchange Commission on Form 10-Q and with the financial statements included therein and the notes thereto. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

                            Colonial Properties Trust
                 Pro Forma Consolidated Condensed Balance Sheet
                                 March 31, 1998
                                 (In Thousands)
                                   (Unaudited)


                                                              Colonial                      Colonial
                                                             Properties         Pro        Properties
                                                               Trust           Forma          Trust
                                                             Historical     Adjustments     Pro Forma
                                                             -----------    -----------    -----------
                                                                (A)             (B)
ASSETS
Land, buildings, & equipment, net ........................... $ 1,337,030    $   117,700    $ 1,454,730
Undeveloped land and construction in progress ...............      64,117                        64,117
Cash and equivalents ........................................       3,144                         3,144
Restricted cash .............................................       2,678                         2,678
Accounts receivable, net ....................................       7,135                         7,135
Prepaid expenses ............................................       2,964                         2,964
Deferred debt and lease costs ...............................       6,845                         6,845
Investment in subsidiaries ..................................         225                           225
Other assets ................................................       5,257                         5,257
                                                              -----------    -----------    -----------
                                                              $ 1,429,395    $   117,700    $ 1,547,095
                                                              ===========    ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes and mortgages payable ................................. $   695,034    $    30,839    $   725,873
Accounts payable ............................................       4,851                         4,851
Accrued interest ............................................       7,949                         7,949
Accrued expenses ............................................       6,047                         6,047
Tenant deposits .............................................       3,877                         3,877
Unearned rent ...............................................       2,822                         2,822
                                                              -----------    -----------    -----------
     Total liabilities ......................................     720,580         30,839        751,419
                                                              -----------    -----------    -----------

Minority interest ...........................................     180,297          7,492        187,789
                                                              -----------    -----------    -----------

Preferred shares of beneficial interest, $.01 par value .....          50                            50
Common shares of beneficial interest, $.01 par value ........         228             30            258
Additional paid-in capital ..................................     567,482         79,339        646,821
Cumulative earnings .........................................      92,282                        92,282
Cumulative distributions ....................................    (131,141)                     (131,141)
Deferred compensation on restricted shares ..................        (383)                         (383)
                                                              -----------    -----------    -----------
     Total shareholders' equity .............................     528,518         79,369        607,887
                                                              -----------    -----------    -----------

                                                              $ 1,429,395    $   117,700    $ 1,547,095
                                                              ===========    ===========    ===========

                            COLONIAL PROPERTIES TRUST
                         NOTES TO PRO FORMA CONSOLIDATED
                             CONDENSED BALANCE SHEET
                                   (Unaudited)


(A) Reflects the historical financial position of the Company as of March 31, 1998 as presented in the Company's Form 10-Q as filed with the Securities and Exchange Commission.

(B) Includes the acquisition of two of the four Acquired Properties; Ashley Plantation for a purchase price of $13.7 million, and the Orlando Fashion Square for a purchase price of $104.0 million. These property acquisitions were financed through advances on the Company's unsecured line of credit. The remaining two Acquired Properties were purchased prior to March 31, 1998, and therefore are already included in the March 31, 1998 historical results. Also includes the issuance of 3,046,400 common shares of beneficial interest issued in April and May 1998. The net proceeds of the equity offerings were used to repay outstanding indebtedness.

                            COLONIAL PROPERTIES TRUST
                        PRO FORMA CONSOLIDATED CONDENSED
                            STATEMENTS OF OPERATIONS
                    For the Year Ended December 31, 1997 and
                      the Three Months Ended March 31, 1998
                                   (Unaudited)


The following unaudited pro forma consolidated condensed statements of operations reflect significant transactions effected by the Company during 1997 and 1998 which includes the purchase of the four Acquired Properties mentioned elsewhere herein. In addition to the Acquired Properties, the following significant transactions are reflected in the unaudited pro forma consolidated condensed statements of operations: (i) the Company's equity offerings completed in February, March, April and May 1998, and January, July, November and December 1997 (ii) Colonial Realty Limited Partnership's debt offerings completed in January, July, August and September 1997 and (iii) the Company's 1997
acquisition and disposition activity, which included the acquisition of 25 properties, the disposition of seven properties, and the purchase of additional interests in two properties (the 1997 Properties) which are discussed in the Company's filings on Forms 8-K filed on July 21, 1997, October 30, 1997, and December 11, 1997. The pro forma effects of all such transactions are included in the unaudited pro forma consolidated condensed statements of operations assuming the transactions had occurred as of January 1, 1997 and assuming the Company used the proceeds of the equity and debt offerings to repay outstanding indebtedness (see notes to unaudited pro forma consolidated condensed statements of operations).

These unaudited pro forma consolidated condensed statements of operations are not necessarily indicative of the actual results of operations had the transactions been completed as of January 1, 1997, nor do they purport to represent the future results of the operations of the Company. The Company is not aware of any material factors relating to the Acquired Properties, other than as disclosed in the footnotes to the unaudited pro forma consolidated condensed statements of operations, which would cause the historical summaries of revenues and direct operating expenses not to be necessarily indicative of future operating results.

The unaudited pro forma consolidated condensed statements of operations and related notes should be read in conjunction with the information appearing in the Company's 1997 Annual Report as filed with the Securities and Exchange Commission on Form 10-K and with the financial statements included therein and the notes thereto and with the Company's March 31, 1998 Quarterly Report as filed with the Securities and Exchange Commission on Form 10-Q and with the financial statements included therein and the notes thereto. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

                            Colonial Properties Trust
            Pro Forma Consolidated Condensed Statements of Operations
                      For the year ended December 31, 1997
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)



                                                  For the year ended December 31, 1997
                                                 --------------------------------------
                                                  Colonial                Colonial
                                                 Properties     Pro      Properties
                                                   Trust       Forma       Trust
                                                 Historical Adjustments  Pro Forma
                                                 ---------    ---------   ---------
                                                    (A)           (B)
Revenues:
     Rent ....................................   $ 178,158    $  49,409   $ 227,567
     Other ...................................       5,968          354       6,322
                                                 ---------    ---------   ---------
         Total revenue .......................     184,126       49,763     233,889
                                                 ---------    ---------   ---------

Property operating expenses:
     General operating expenses ..............      12,603        3,238      15,841
     Salaries and benefits ...................      10,283        1,673      11,956
     Repairs and maintenance .................      18,669        4,992      23,661
     Taxes, licenses and insurance ...........      15,578        4,008      19,586
General and administrative ...................       6,448           44       6,492
Depreciation .................................      31,956        9,672      41,628
Amortization .................................       1,322           91       1,413
                                                 ---------    ---------   ---------
         Total operating expenses ............      96,859       23,718     120,577
                                                 ---------    ---------   ---------
         Income from operations ..............      87,267       26,045     113,312
                                                 ---------    ---------   ---------

Other income (expense):
     Interest expense ........................     (40,496)        (685)    (41,181)
     Income from equity investments ..........         620         (358)        262
     Gains from sales of property ............       2,567          -0-       2,567
                                                 ---------    ---------   ---------
         Total other expense .................     (37,309)      (1,043)    (38,352)
                                                 ---------    ---------   ---------

     Income before extraordinary items and
         minority interest in CRLP ...........      49,958       25,002      74,960
Extraordinary loss from debt extinguishment ..      (3,650)       3,650         -0-
                                                 ---------    ---------   ---------

     Income before minority interest in CRLP .      46,308       28,652      74,960
Minority interest in CRLP ....................      14,360        6,599      20,959
                                                 ---------    ---------   ---------

     Net income ..............................   $  31,948    $  22,053   $  54,001
Preferred dividends ..........................       1,671        9,267      10,938
                                                 ---------    ---------   ---------

     Net income available to common shareholders $  30,277    $  12,786   $  43,063
                                                 =========    =========   =========

Net income per share - basic and diluted .....   $    1.53                $    1.67
                                                 =========                =========

Common shares outstanding ....................      19,808                   25,855
                                                 =========                =========

                            Colonial Properties Trust
            Pro Forma Consolidated Condensed Statements of Operations
                    For the three months ended March 31, 1998
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)



                                             For the three months ended March 31, 1998
                                             -----------------------------------------
                                                 Colonial               Colonial
                                                Properties     Pro     Properties
                                                  Trust       Forma      Trust
                                                Historical Adjustments  Pro Forma
                                                 --------    --------   --------
                                                   (A)          (B)
Revenues:
     Rent ....................................   $ 56,124    $  3,774   $ 59,898
     Other ...................................      2,186          36      2,222
                                                 --------    --------   --------
         Total revenue .......................     58,310       3,810     62,120
                                                 --------    --------   --------

Property operating expenses:
     General operating expenses ..............      4,310         225      4,535
     Salaries and benefits ...................      2,869         157      3,026
     Repairs and maintenance .................      5,746         422      6,168
     Taxes, licenses and insurance ...........      4,854         323      5,177
General and administrative ...................      2,554         -0-      2,554
Depreciation .................................     10,161         952     11,113
Amortization .................................        337           4        341
                                                 --------    --------   --------
         Total operating expenses ............     30,831       2,083     32,914
                                                 --------    --------   --------
         Income from operations ..............     27,479       1,727     29,206
                                                 --------    --------   --------

Other income (expense):
     Interest expense ........................    (12,579)         97    (12,482)
     Income (loss) from equity investments ...       (428)        -0-       (428)
     Gains (losses) from sales of property ...        (32)        -0-        (32)
                                                 --------    --------   --------
         Total other expense .................    (13,039)         97    (12,942)
                                                 --------    --------   --------

     Income before extraordinary items and
         minority interest in CRLP ...........     14,440       1,824     16,264
Extraordinary loss from debt extinguishment ..       (395)        395        -0-
                                                 --------    --------   --------

     Income before minority interest in CRLP .     14,045       2,219     16,264
Minority interest in CRLP ....................      4,479          69      4,548
                                                 --------    --------   --------

     Net income ..............................   $  9,566    $  2,150   $ 11,716
Preferred dividends ..........................      2,734         -0-      2,734
                                                 --------    --------   --------

     Net income available to common shareholders $  6,832    $  2,150   $  8,982
                                                 ========    ========   ========

Net income per share - basic and diluted .....   $   0.32               $   0.35
                                                 ========               ========

Common shares outstanding ....................     21,411                 25,855
                                                 ========               ========

                            COLONIAL PROPERTIES TRUST
                         NOTES TO PRO FORMA CONSOLIDATED
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)


(A) Reflects the Company's historical results of operations for the year ended December 31, 1997, as presented in the Company's 1997 Annual Report as filed with the Securities and Exchange Commission on Form 10-K and the Company's historical results of operations for the three months ended March 31, 1998 as presented in the Company's March 31, 1998 Quarterly Report as filed with the Securities and Exchange Commission on Form 10-Q.

(B) Reflects the operating results of the four properties acquired during 1998, as mentioned elsewhere herein, and the 1997 Properties, as discussed in the Company's Forms 8-K filed on July 21, 1997, October 30, 1997, and December 11, 1997. The results included as pro forma adjustments for these properties include those operating results of the properties for the respective periods during which the Company did not own the properties. This column also reflects the net effect of the application of the equity and debt offering proceeds to repay the revolving debt incurred in the acquisition of properties and mortgage debt. The interest saved from this repayment of debt is shown net of interest expense arising from debt incurred from the debt offerings.

     Included elsewhere herein is the Historical Summary of Revenues and Direct Operating Expenses for one of the Acquired Properties. The pro forma statements of operations include certain adjustments made to this historical summary as presented in the following table.

                                                 For the
                                               Year Ended
                                              December 31,
                                                  1997
                                                   (in
                                               thousands)
                                              --------------
        Excess of revenues over direct
           operating expenses (1)
           Orlando Fashion Square                 $   9,099
           Other properties                          26,709
                                              --------------
                                                     35,808
        Less (plus):
           Depreciation and                           9,763
        amortization of property (2)
           Interest on acquisition
        financing, net of                               685
                 savings from debt
        and equity offerings (3)
           Other adjustments                        (3,292)
                                              --------------

        Pro forma income before                   $  28,652
        minority interest
                                              ==============

     (1) The excess of revenues over direct operating expenses is based upon historical operations for the properties acquired during 1997 and 1998 for the year ended December 31, 1997, as contained in the Historical Summary of Revenues and Direct Operating Expenses included elsewhere herein for the property whose December 31, 1997 financial results have been audited.

     (2) The asset basis used in the computation of depreciation includes a preliminary allocation of the purchase price to land, land improvements, building, and personal property, plus acquisition costs to date. Such allocation may be adjusted pending receipt of additional information. Depreciation has been computed using the straight line method with cost recovery periods of 7 to 40 years.

     (3) Includes interest expense incurred from sources of funds used to finance the acquisition of the Acquired Properties including advances on the Company's unsecured line of credit, net of the effect of the application of the equity and debt offering proceeds to repay the revolving debt incurred in the acquisition of properties and mortgage debt. The interest saved from this repayment of debt is shown net of interest expense arising from debt incurred from the debt offerings.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                            COLONIAL PROPERTIES TRUST



Date:  June 11, 1998                /s/ Howard B. Nelson, Jr.
                                    -------------------------
                                    Howard B. Nelson, Jr.
                                    Chief Financial Officer
                                    (Duly Authorized Officer
                                    and Principal Financial Officer)

                                                            Exhibit 23.1





                      Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of Colonial Properties Trust on Form S-8 related to certain restricted shares and stock options filed on September 29, 1994; Form S-8 related to the Non-Employee Trustee Share Plan filed on May 15, 1997; Form S-8 related to the Employee Share Purchase Plan filed on May 15, 1997; Form S-8 related to changes to First Amended and Restated Employee Share Option and Restricted Share Plan and the Non-Employee Trustee Share Option Plan filed on May 15, 1997; Form S-3 related to the Shelf Registration filed on November 20, 1997; Form S-3 related to the Dividend Reinvestment Plan filed on April 11, 1995, as amended; and Form S-8 related to the registration of common shares issuable under the Colonial Properties Trust 401(K)/Profit-Sharing Plan filed on October 15, 1996, of our report dated May 14, 1998 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of the Orlando Fashion Square, which report is included in this Form 8-K.



                                             /s/ Coopers & Lybrand L.L.P.
                                                 COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
June 11, 1998